Exhibit 99.1

Safe & Green Holdings Reports Third Quarter 2023 Results;
Manufacturing & Construction Services Revenue Increases 48% Over the Same Period Last Year

Company to Host Conference Call Today, November 14th, at 4:30 PM Eastern Time (details below)

MIAMI—November 14, 2023 (BUSINESS WIRE) -- Safe & Green Holdings Corp. (NASDAQ: SGBX) (“Safe & Green Holdings” or the “Company”), a leading developer, designer, and fabricator of modular structures for residential, commercial, and point-of-care medicine, reported results for the three months ended September 30, 2023.

Recent Highlights:

●	Achieves 48% year-over-year increase in manufacturing & construction services revenue for the third quarter of 2023

●	SG Echo awarded multi-million-dollar contract to supply additional modular units to a long-standing private infrastructure solutions client

●	SG Echo received Louisiana licensure to tag modular-built products in the state of Louisiana

●	Selected by the Tunnel to Towers Foundation to construct a traveling modular home, the Comfort Home Show model, designed to showcase the foundation’s Homeless Veteran Program; partnered with Impact Housing to construct 3 modular Comfort Homes for the Foundation in Houston, Texas

●	Announced launch of CORNERSTONE Charitable Foundation and plans to construct a schoolhouse in Cape Coast, Ghana, as part of the Ghana’s Tomorrow Project

●	Completed the spin-off of the Company’s real estate development subsidiary, Safe and Green Development Corporation (NASDAQ: SGD)

●	Reduced operating expenses by more than $2 million since Q1 2023, resulting in savings that are expected to be realized in 2024

“During the third quarter of 2023, the Company experienced a 48% year-over-year increase in manufacturing & construction services revenue, building on our recent momentum,” stated Paul Galvin, Chairperson and CEO of Safe & Green Holdings. “During the quarter, we celebrated the spin-off of SG Development Corp. (“SG DevCo”) into an independent, publicly traded company after more than a year of dedicated effort and hard work from our team. We anticipate ongoing and significant synergies with SG DevCo as it executes on plans to commence development of projects in the pipeline, which currently exceed $800 million and are expected to drive further manufacturing revenue growth for SG Echo.”

“Importantly, Safe & Green Holdings is building out its production capacity to support growth among existing as well as new clients. SG Echo was recently awarded a multi-million-dollar contract to supply additional modular units to a long-standing private infrastructure solutions client, highlighting the quality of our work and ability to generate strong repeat business. We were also granted Louisiana licensure for tagging modular-built products within the state. This significant achievement confirms that our units adhere to the state’s strict standards and regulations. Acquiring this state licensure is crucial for our Company as it permits operations throughout Louisiana. While licensure isn’t mandatory for modular structures in every state, our goal is to obtain it in additional states, reinforcing and expanding our presence across the entire United States. We are already licensed in Florida, Texas, Colorado, Arizona, and New Mexico, and are in the process of expanding licensure to California, Georgia, Oregon, and Nevada.”

“We are also proud to have been selected by the Tunnel to Towers Foundation to construct a traveling modular home, the Comfort Home Show model, designed to showcase the foundation’s Homeless Veteran Program. Additionally, we announced the launch of the CORNERSTONE Charitable Foundation, a 501(c)(3) organization focused on providing global services for affordable housing, primary care/point of care medicine, the provision of clean potable water and education by leveraging modular solutions. We plan to leverage the relationship with CORNERSTONE by providing cost-effective modular solutions, manufactured by SG Echo. Notably, as a first project, we are partnering with CORNERSTONE to construct a schoolhouse in Cape Coast, Ghana, as part of the Ghana’s Tomorrow Project. This relationship demonstrates the social and economic benefits when the corporate sectors and non-profit worlds come together to supply cost-effective solutions for those in need.”

Tricia Kaelin, Chief Financial Officer at Safe & Green Holdings, stated, “During the third quarter, we continued to focus on leveraging our asset base to secure non-dilutive financing, which we believe highlights the strength of our balance sheet. In addition, the Company entered into a new, non-binding, letter of intent (“LOI”) to sell our Lago Vista site for $11.5 million, the proceeds of which will be invested as equity in a new joint venture with a premier real estate development firm. The joint venture plans to develop the site using SG Echo’s modular units. The Lago Vista property was initially acquired by the Company in 2021 for $3.5 million, demonstrating our ability to maximize the value of our assets. Furthermore, we have reduced operating expenses by more than $2 million since the first quarter of 2023, which we expect to realize as savings in 2024.”

Delphine O’Rourke, President & CEO, Safe and Green Medical Corp. (d/b/a “WELLglobal HealthSM”), commented, “We are making progress at WELLglobal HealthSM, which is pioneering the integration of telehealth and traditional in-person healthcare by offering state-of-the-art pre-constructed modular, eco-friendly ‘WELLness Suite’ to employers, health systems, communities, and beyond, that can be effortlessly deployed anywhere, anytime. Our innovative approach is generating strong interest across the industry, given our ability to ensure the delivery of convenient, high-quality care for individuals across the nation.”

Mr. Galvin concluded, “We are excited about the numerous outstanding projects we are currently involved in. Our manufacturing & construction services revenue has seen significant growth recently, rising from $4.1 million in 2020 to over $12.7 million in 2022, and has grown a further 70% in the first nine months of 2023 alone. The direction we’re heading in is highly promising, and the outlook for Safe & Green Holdings is brighter than ever. Our business continues to expand, and we remain committed to prudently managing our expenses to maximize value for shareholders.”

Financial Results for the Three Months Ended September 30, 2023

Revenue for the third quarter of 2023 was $4.0 million, compared to $4.1 million for the third quarter of 2022. The decrease was largely attributable to no medical revenue for the 2023 third quarter, partially offset by an increase in manufacturing & construction services revenue. The manufacturing & construction services segment generated $4.0 million in revenue, a 48% increase, compared to the same period last year.

Total gross profit (loss) for the third quarter of 2023 was ($536) thousand compared to ($165) thousand in the third quarter of 2022, reflecting the decline in medical revenue.

Operating expenses for the third quarter of 2023 were $2.4 million, compared to $2.3 million for the third quarter of 2022. The third quarter of 2023 included significant expenses allocated to the buildout of SG DevCo and Safe and Green Medical Corp (“WELLglobal HealthSM”) that were not incurred for the same period last year.

The net loss attributable to common shareholders was approximately $3.6 million, or $(0.23) per share in the third quarter of 2023, compared to a net loss of $2.5 million, or $(0.18) per share, in the third quarter of 2022.

The Company’s Adjusted EBITDA for the third quarter ended September 30, 2023, was approximately ($1.4) million as compared to Adjusted EBITDA of approximately ($1.5) million for the third quarter ended September 30, 2022. Both EBITDA and Adjusted EBITDA are non-GAAP financial measures. The Company defines EBITDA as GAAP net income (loss) attributable to common stockholders before interest expense, income tax benefit (expense), depreciation and amortization. Adjusted EBITDA is defined as EBITDA before certain non-recurring, unusual or non-operational items, such as litigation expense, stock issuance expense and stock compensation expense. The Company believes that adjusting EBITDA to exclude the effects of these items that are not closely associated with ongoing corporate operations provides management and investors with a meaningful measure that increases period-to-period comparability of the Company’s operating performance.

The Company believes the presentation of EBITDA and Adjusted EBITDA is relevant and useful by enhancing the readers’ ability to understand the Company’s operating performance. The Company’s management utilizes EBITDA and Adjusted EBITDA as a means to measure performance.

The Company’s measurements of EBITDA and Adjusted EBITDA may not be comparable to similar titled measurements reported by other companies. EBITDA and Adjusted EBITDA are not measurements of financial performance under GAAP and should not be considered as an alternative to net income (loss) attributable to common stockholders or as an indication of operating performance or any other measures of financial performance derived in accordance with GAAP. The Company does not consider these non-GAAP measures to be substitutes for or superior to the information provided by its GAAP financial results. The non-GAAP information should be read in conjunction with our consolidated financial statements and related notes. These measures also should not be construed as an inference that our future results will be unaffected by the non-recurring, unusual or non-operational items for which these non-GAAP measures make adjustments.

The table below reconciles EBITDA and Adjusted EBITDA, both non-GAAP measures, to GAAP net gain (loss) attributable to common stockholders of Safe & Green Holdings Corp.

	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022
Net loss attributable to common stockholders of Safe & Green Holdings Corp.	$(3,608,134)	$(2,453,583)
Addback interest expense	738,649	52,758
Addback interest income	(3,186)	(9,756)
Addback depreciation and amortization	1,448,305	145,515
EBITDA (non-GAAP)	(1,424,366)	(2,265,066)
Addback litigation expense	—	121,830

Addback stock compensation expense	—	594,694
Adjusted EBITDA (non-GAAP)	$(1,424,366)	$(1,548,542)

At September 30, 2023, and December 31, 2022, the Company had a cash balance and short-term investments of $713 thousand and $600 thousand, respectively. As of September 30, 2023, stockholders’ equity was $5.7 million compared to $14.4 million as of September 30, 2022. The Company believes it has sufficient cash and borrowing capacity to support near-term operations.

The Company’s complete financial results will be available in the Company’s Form 10-Q, which will be with the Securities and Exchange Commission and will be available on the Company’s website.

Conference Call

Safe & Green Holdings will hold its conference call today, November 14, at 4:30 PM Eastern Time.

Dial-in information:

●	Toll-free dial-in number (U.S.): +1 877-545-0320

●	International dial-in number: +1 973-528-0002

●	Access code: 727552

Live and replay webcast links:

●	Direct link: https://www.webcaster4.com/Webcast/Page/2935/49439

●	IR website: https://ir.safeandgreenholdings.com/news-events/ir-calendar

Telephone replay (available through November 28, 2023):

●	Toll-free dial-in number (U.S.): +1 877-481-4010

●	International dial-in number: +1 919-882-2331

●	Access code 49439

About Safe & Green Holdings Corp.

Safe & Green Holdings Corp., a leading modular solutions company, operates under core capabilities which include the development, design, and fabrication of modular structures, meeting the demand for safe and green solutions across various industries. The firm supports third-party and in-house developers, architects, builders, and owners in achieving faster execution, greener construction, and buildings of higher value. The Company’s subsidiary, Safe and Green Development Corporation, is a leading real estate development company. Formed in 2021, it focuses on the development of sites using purpose-built, prefabricated modules built from both wood and steel, sourced from one of SG Holdings’ factories and operated by the SG Echo subsidiary. For more information, visit https://www.safeandgreenholdings.com/ and follow us at @SGHcorp on Twitter.

Safe Harbor Statement

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions and include statements regarding anticipated synergies with SG DevCo, SG DevCo’s project pipeline, expected manufacturing revenue growth for SG Echo, expected growth among existing as well as new clients, expanding licensure to California, Georgia, Oregon, and Nevada, plan to leverage the relationship with CORNERSTONE by providing cost-effective modular solutions, manufactured by SG Echo, plans to construct a schoolhouse in Cape Coast, Ghana, as part of the Ghana’s Tomorrow Project, expectations of becoming cash flow positive in the first quarter of 2024, and the outlook for Safe & Green Holdings. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to realize anticipated synergies, the effect of government regulation, the Company’s ability to maintain compliance with the NASDAQ listing requirements, and the other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and its subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Investor Relations:

Crescendo Communications, LLC

(212) 671-1020

sgbx@crescendo-ir.com

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